UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: April 12, 2012

(Date of earliest event reported)

Lithia Motors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Oregon (State or Other Jurisdiction of Incorporation or Organization)	0-21789 (Commission File Number)	93 - 0572810 (IRS Employer Identification No.)

360 E. Jackson Street Medford, Oregon 97501 (address of Principal Executive Offices) (Zip Code)

541-776-6868

Registrant's Telephone Number, Including Area Code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

After communications with Institutional Shareholder Services (“ISS”), Lithia Motors, Inc. determined that additional, clarifying information regarding a director nominee would be helpful to shareholders. On March 16, 2012, Lithia Motors, Inc. filed a proxy statement in connection with the solicitation of proxies for the 2012 Annual Meeting of Shareholders to be held Friday, April 27, 2012, at 8:30 a.m. Pacific Daylight Time. The proxy statement included information about director nominee Ken Roberts and this Form 8-K provides additional information regarding Mr. Roberts. Mr. Roberts role as senior counsel with Lane Powell, PC, is an “of counsel” role pursuant to which he does not work on Lithia Motors, Inc. matters and ceased actively practicing law. Mr. Roberts retired as a shareholder/partner of Lane Powell effective December 31, 2011, and does not have an ownership or voting interest in the firm. Mr. Roberts will receive de minimis retirement compensation from Lane Powell of less than $10,000 for 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2012	LITHIA MOTORS, INC. (Registrant) By: /s/ Andrew H. Ognall Andrew H. Ognall Assistant Secretary